UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

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Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-32968 (Commission File Number)	54-2053718 (IRS Employer Identification No.)

641 Lynnhaven Parkway Virginia Beach, Virginia (Address of principal executive offices)	23452 (Zip Code)

Registrant’s telephone number, including area code:  (757) 217-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of
       Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2015, the Board of Directors (the “Board”) of Hampton Roads Bankshares, Inc. (the “Company”) appointed Jon F. Weber to the Board, effective immediately. Mr. Weber was designated to the Company’s Board of Directors by an affiliate of Anchorage Capital Group, L.L.C. (f/k/a Anchorage Advisors (“Anchorage”)) pursuant to that certain Second Amended and Restated Investment Agreement, dated as of August 11, 2010, by and among the Company and Anchorage.  Mr. Weber replaces Hal F. Goltz, who previously had been designated by Anchorage and who resigned from the Board on December 16, 2015.

Mr. Weber is Managing Director and Head of the Global Portfolio Group of Anchorage, a position he has held since 2010. Previously, he has served as a Managing Director and Head of Portfolio Company Operations in the Global Special Situations Group at Goldman & Sachs & Co. and Head of Portfolio Company Operations at Icahn Associates.

The Board has named Mr. Weber to serve on the Compensation and Risk Oversight Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

December 21, 2015	By:	/s/ Paul A. Driscoll
Paul A. Driscoll
Senior Vice President, Secretary and General Counsel